SEVERANCE AGREEMENT

         This Severance Agreement, which shall be effective as of February 18, 1997 is by and between George A. Oram, Jr. ("Oram") and OrthoLogic Corp., a Delaware corporation, ("OrthoLogic").

RECITALS

         A. Oram is currently employed as the President of OrthoLogic,  pursuant
to  an  Employment   Agreement  dated  as  of  July  1,  1996  (the  "Employment
Agreement").

         B. The parties mutually desire to provide for an orderly termination of Oram's employment by OrthoLogic, all on terms satisfactory to both Oram and OrthoLogic, as further set forth in this Agreement.

AGREEMENTS

         In Consideration of the acts, payments, covenants and mutual agreements contained herein, OrthoLogic and Oram agree as follows:

         1. Modification of Current Relationship. Effective as of February 18, 1997 (the "Date of Termination"), Oram shall resign as the President of OrthoLogic. From and after the Date of Termination, Oram shall have no further rights or duties as an employee or officer for or on behalf of OrthoLogic. Oram shall continue as a member of the OrthoLogic Board of Directors (the "Board") until OrthoLogic's Annual Meeting in 1997. It is understood by the parties that Oram's term expires at the 1997 Annual Meeting, and Oram agrees that he will not seek reelection to the Board at such meeting. During the first six months following the Date of Termination, Oram shall also make himself available for consulting to OrthoLogic, as may be requested from time to time by OrthoLogic, at mutually convenient times, at a rate of $2,000 per day, which amount shall be prorated for periods of less than one full day.

         2. Severance Payment. So long as Oram continues to comply with all requirements of this Agreement, (i) OrthoLogic agrees to pay to Oram an amount equal to six months base salary, over a six-month period beginning February 19, 1997, at the times and in the amounts that are presently paid to Oram in accordance with the normal payroll procedures of OrthoLogic; and (ii) Oram shall be entitled to receive a bonus payment, in an amount determined by the Board, based upon OrthoLogic's performance for the 1996 fiscal year, which shall be prorated to the extent that Oram's employment during 1996 was for a period of less than the full year.

         3. COBRA. OrthoLogic agrees to pay premiums for medical benefits (COBRA) for Oram and Oram's dependents for coverage similar to those benefits currently provided by OrthoLogic for 90 days following the Date of Termination.

         4.       Additional Benefits and Outstanding Loan.

                  a. The $450.00 per month car allowance shall cease to be paid after February 1997.

                  b. OrthoLogic will pay up to $10,000 for costs of outplacement services for Oram which are incurred by Oram within 90 days of the Date of Termination.

                  c. OrthoLogic will pay the actual cost, but not to exceed $10,000, for moving personal goods from Oram's Phoenix residence to New Jersey.

                  d. During 1996, the Company lent $200,000 to Employee, at prime rate, for use in connection with the purchase by Employee of a new home in the Phoenix Metropolitan Area. Interest and principal on such loan shall be paid immediately and in full upon the earlier to occur of (i) the closing of the sale of Employee's Phoenix home, or (ii) a demand by the Company made at any time after December 31, 1997.

         5. Release and Covenant Not to Sue. Except as provided in this Agreement, Oram hereby releases, acquits and forever discharges OrthoLogic, its subsidiaries, affiliates, directors, officers, employees and agents of and from any and all actions, claims, damages, expenses or costs of whatever nature arising out of Oram's employment and the termination of such relationship, including, but not limited to, any rights or claims to any vacation, sick leave, severance, medical, dental or any other benefits under the Company's internal policies, under any federal, state or local statute or regulation, or under common law. By way of example only and without limiting the immediately preceding paragraph, this release is applicable to any cause of action, right, claim or liability under Title VII of the 1964 Civil Rights Act, Section 1981 of the 1866 Civil Rights Act, the Equal Pay Act of 1963, the Americans with Disabilities Act, the Arizona Civil Rights Act, and any other equal employment opportunity law or statute, or of wrongful discharge, breach of implied or express contract, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, defamation and any other claim in contract or tort.

         Oram further covenants and agrees not to join in or commence any action, suit or proceeding, in law or in equity, or before any administrative agency, or to incite, encourage, or participate in any such action, suit or proceedings, against OrthoLogic, its subsidiaries, affiliates, directors, officers, employees or agents in any way pertaining to or arising out of the termination of his employment by or service as an employee, consultant, officer or director of OrthoLogic, or any subsidiary of OrthoLogic.

         Oram acknowledges that the consideration afforded him under this Agreement, including the payments described in Paragraph 2 above, are in full and complete satisfaction of any claims Oram may have, or may have had, arising out of or relating to the Employment Agreement, his employment with OrthoLogic (or any subsidiary) or the termination thereof.
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
         6. Time Period for Considering or Canceling this Agreement. Oram acknowledges that OrthoLogic has encouraged him to consult with an attorney of his choice with respect to this Agreement. Oram further acknowledges that he has been offered a period of time of at least 21 days to consider whether to sign this Agreement, and OrthoLogic agrees that Oram may cancel this Agreement at any time during the seven days following the date on which this Agreement has been signed by him. In order to cancel or revoke this Agreement, Oram must deliver to OrthoLogic 2850 South 36th Street, Suite 16, Phoenix, Arizona 85034, Attention:
Chief Executive Officer, written notice stating that Oram is canceling or revoking this Agreement. If this Agreement is canceled or revoked by Oram within such time period, none of the provisions of this Agreement shall be effective or enforceable and OrthoLogic shall not be obligated to make the payments to Oram described in Section 2 or to provide Oram with the other benefits described in this Agreement.

         7. Confidentiality of Agreement. Oram and OrthoLogic agree to maintain in confidence the terms and existence of this Agreement and the discussions that let to its creation and execution, with the exception that OrthoLogic may disclose this Agreement and its terms to the extent required or appropriate under applicable securities laws or other laws and that Oram may disclose such matters to any attorney who is providing advice to Oram, to any accountant or federal or state tax agency for purposes of complying with any tax laws, or as otherwise required by law. Further, Oram acknowledges that any duties of confidentiality imposed upon Oram by agreement or by law, including without limitation those imposed by Paragraphs 7 and 9 of this Agreement, shall survive the termination of Oram's employment.

         8. Reliance. Oram warrants and represents that (i) he has relied on his own judgment regarding the consideration for and language of this Agreement; that (ii) OrthoLogic has not in any way coerced or unduly influenced him to execute this Agreement; and (iii) that this Agreement is written in a manner that is understandable to him and he has read an understood all paragraphs of this Agreement.

         9. Confidential Information. Oram acknowledges that, during his employment by OrthoLogic, Oram has received and also contributed to the production of, Confidential Information. For purposes of this Agreement, Oram agrees that "Confidential Information" shall mean information or material proprietary to OrthoLogic or designated as Confidential Information by OrthoLogic and not generally known by non-OrthoLogic personnel, which Oram developed or of or to which Oram obtained knowledge or access through or as a result of Oram's relationship with OrthoLogic (including information conceived, originated, discovered or developed in whole or in part by Oram). Oram further agrees:

         9.1 To furnish OrthoLogic on demand, a complete list of the names and addresses of all present, former and potential customers and other contacts gained while an employee of OrthoLogic, whether or not in the possession or within the knowledge of OrthoLogic.
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
         9.2 That all notes, memoranda, documentation and records in any way incorporating or reflecting any Confidential Information shall belong exclusively to OrthoLogic, and Oram agrees promptly to turn over all copies of such materials in Oram's control to OrthoLogic.

         9.3 That Oram will hold in confidence and not directly or indirectly reveal, report, publish, disclose or transfer any of the Confidential Information to any person or entity, or utilize any of the Confidential Information for any purpose, except in the course of Oram's work for OrthoLogic.

         9.4 That any ideas in whole or in part conceived of or made by Oram during the term of his employment or relationship with OrthoLogic which were made through the use of any of the Confidential Information of OrthoLogic or any of OrthoLogic's equipment, facilities, trade secrets or time, or which result from any work performed by Oram for OrthoLogic, belong exclusively to OrthoLogic and shall be deemed a part of the Confidential Information for purposes of this Agreement. Oram hereby assigns and agrees to assign to OrthoLogic all rights in and to such Confidential Information whether for purposes of obtaining patent or copyright protection or otherwise. Oram shall acknowledge and deliver to OrthoLogic, without charge to OrthoLogic (but at its expense) such written instruments and do such other acts, including giving testimony in support of Oram's authorship or inventorship, as the case may be, necessary in the opinion of OrthoLogic to obtain patents or copyrights or to otherwise protect or vest in Oram the entire right and title in and to the Confidential Information.

         10. Non-Compete After Employment Term. The parties acknowledge that Oram has acquired much knowledge and information concerning the business of OrthoLogic and its affiliates as the result of Oram's employment. The parties further acknowledge that the scope of business in which OrthoLogic is engaged as of the date of execution of this Agreement is world-wide and very competitive and one in which few companies can successfully compete. Competition by Oram in that business would severely injure OrthoLogic. Accordingly, until one year after the Date of Termination, Oram will not:

         10.1 Within any jurisdiction or marketing area in which OrthoLogic or any of its affiliates is doing business or is qualified to do business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character engaged in and competitive with that conducted by OrthoLogic or any of its affiliates. For these purposes, ownership of securities of not in excess of 1% of any class of securities of a public company shall not be considered to be competition with OrthoLogic or any of its affiliates;

         10.2 Persuade or attempt to persuade any potential customer or client to which OrthoLogic or any of its affiliates has made a proposal or sale, or with which OrthoLogic or any of its affiliates has been having discussions, not to transact business with OrthoLogic or such affiliate, or instead to transact business with another person or organization;

         10.3 Solicit the business of any company which is a customer or client of OrthoLogic or any of its affiliates at any time during Oram's employment by the OrthoLogic, or was its customer or client within two years prior to the date of this Agreement, provided, however, if Oram becomes employed by or represents a business that exclusively sells products that do not compete with products then marketed or intended to be marketed by OrthoLogic, such contact shall be permissible; or

         10.4 Solicit, endeavor to entice away from OrthoLogic or any of its affiliates, or otherwise interfere with the relationship of OrthoLogic or any of its affiliates with, any person who is employed by or otherwise engaged to perform services for OrthoLogic or any of its affiliates, whether for Oram's account or for the account of any other person or organization.

         11. Common Law of Torts or Trade Secrets. Nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where such common law provides OrthoLogic with broader protection than the protection provided by this Agreement.

         12. Nature of the Agreement. This Agreement and all provisions hereof, including all representations and promises contained herein, are contractual and not a mere recital and shall continue in permanent force and effect. This Agreement and all attachments constitute the sole and entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings between the parties, including the Employment Agreement dated as of July 1, 1996, and there are no agreements of any nature whatsoever between the parties hereto except as expressly stated herein. This Agreement may not be modified or changed except by means of a written instrument signed by both parties. If any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be considered to be severable, and the remainder of the Agreement shall continue to be in full force and effect. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

         13. No Admission of Liability. Nothing contained in this Agreement shall be construed in any manner as an admission by OrthoLogic or Oram that he or it has violated any statute, law or regulation, or breached any contract or agreement.

         14. Remedies. Any and all remedies set forth herein are intended to be nonexclusive and either party may, in addition to such remedies, seek any additional remedies available either in law or in equity in the event of default or breach by the other party.
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
         15. Injunctive Relief. Oram agrees that it would be difficult to measure the damage to OrthoLogic from any breach by Oram of the covenants set forth herein, that injury to OrthoLogic from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Oram agrees that if Oram should breach any term of this Agreement, OrthoLogic shall be entitled, in addition to and without limitation of all other remedies it may have, to offset payments to Oram required by this Agreement and/or to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damage to OrthoLogic. This paragraph shall survive termination of Oram's employment.

         16. Indemnification. OrthoLogic will provide indemnification to Oram in accordance with the current Certificate and Bylaws of OrthoLogic. These obligations shall survive the termination of Oram's employment.

         17. Testimony. If Oram has knowledge of or is alleged to have knowledge of any matters which are the subject of any pending, threatened or future litigation involving OrthoLogic (or any subsidiary), he will make himself available to testify if and as necessary. Oram will also make himself available to the attorneys representing OrthoLogic in connection with any such litigation or dispute for such purposes as they may deem necessary or appropriate, including but not limited to the review of documents, discussion of the case and preparation for any legal proceedings. This Agreement is not intended to and shall not be construed so as to in any way limit or affect the testimony which Oram gives in an such proceedings. Further, it is understood and agreed that Oram will at all times testify fully, truthfully and accurately, whether in deposition, hearing, trial or otherwise.

         18. Publicity. Oram agrees that he will not make any announcements or public statements regarding either this Agreement or the termination of his employment without OrthoLogic's prior consent. The parties understand that a mutually acceptable for of press release will be issued promptly after the execution of this Agreement.

         19. No Disparagement. Each party agrees that as part of the consideration for this Agreement, he or it will not make disparaging or derogatory remarks, whether oral or written, about the other party or, in the case of OrthoLogic, about its subsidiaries, affiliates, officers, directors, employees or agents.

         Dated this 7th day of March, 1997.

                                           /s/ GEORGE A. ORAM, JR.
                                           -----------------------
                                           GEORGE A. ORAM, JR.

                                           ORTHOLOGIC CORP.


                                           By:    /s/ Allan M. Weinstein, Ph.D.
                                                  Allan M. Weinstein, Ph.D.

                                           Its:   Chairman and CEO
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